 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Cytogen Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-63321, 333-00431, 333-04679, 333-04677, 333-27673, 333-48454, 333-58384, 333-59718, 333-75304, 333-109986 and 333-121320) on Form S-8 and the registration statements (Nos. 033-58277, 333-02015, 333-43809, 333-83215, 333-34550, 333-33436, 333-72226, 333-100315, 333-106797, 333-109344, 333-110040, 333-120262, 333-139264 and 333-144774 ) on Form S-3 of Cytogen Corporation of our reports dated March 14, 2008, which reports are based in part on a report of other auditors (which report of the other auditors on the financial statements of PSMA Development Company LLC contains an explanatory paragraph that states that PSMA Development Company LLC has suffered recurring losses from operations and does not have a work plan or budget for 2006, all of which raise substantial doubt about its ability to continue as a going concern, and that its financial statements do not include any adjustments that might result from the outcome of that uncertainty), with respect to the consolidated balance sheets of Cytogen Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2007 which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, and of our report dated March 14, 2008 with respect to the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Cytogen Corporation.

Our report on the consolidated financial statements refers to the Company's adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" effective January 1, 2006.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 14, 2008